Natural Gas Services Group, Inc. Announces Appointment of
Brian L. Tucker as President and Chief Operating Officer

Also Appoints New Interim CFO to Support Company Growth

Midland, Texas, October 10, 2023 (GLOBE NEWSWIRE) – Natural Gas Services Group, Inc. (NYSE:NGS) (the “Company” or “NGS”), a leading provider of gas compression equipment, technology and services to the energy industry, announced today that it has appointed industry veteran Brian L. Tucker to the position of President and Chief Operating Officer of the Company.

Current Interim President and Chief Executive Officer Stephen C. Taylor resigned as President to allow Mr. Tucker to assume the position. Mr. Taylor remains Chairman of Board and Interim Chief Executive Officer.

Mr. Tucker, most recently Senior Vice President, Operations at Patterson-UTI Energy Inc., brings nearly 20 years of oil field services experience to NGS. Prior to his position at Patterson-UTI, he was Executive Vice President and Chief Operating Officer of Pioneer Energy Services, Inc., which was acquired by Patterson-UTI in October 2021.

“We are happy to welcome Brian to NGS as an integral part of the team”, Mr. Taylor said. “His background and contributions will be valuable as we continue to build on the momentum of the Company.”

“I am excited to join NGS and anxious to contribute to the growth of the Company”, noted Mr. Tucker. “We have a lot of opportunities ahead of us and I look forward to being a part of that.”

The Company also announced that John Bittner, Senior Managing Director of Accordion Partners, LLC, will succeed J.D. Faircloth as Interim Chief Financial Officer. Accordion is a financial consulting firm that provides “Office of the CFO” services, as well as other financial analysis and technology capabilities. Mr. Bittner has over 25 years of experience in a variety of senior level finance positions in several industries, including oil field services. He holds a BBA in Finance and Accounting from Texas A&M University and an MBA from the University of Michigan.

Mr. Taylor noted, “I want to thank J.D. for his service to the Company over the past few months and we all wish him well as he resumes his retirement. We are fortunate to have a man of John’s caliber available to help support our accounting and finance team during this period of extremely high activity and growth. His leadership ability, financial acumen and significant experience working with financing providers will contribute to the Company’s success.”

“NGS is growing significantly and has a very exciting future ahead of it”, Taylor emphasized. “The addition of Brian and John to the team will enhance our ability to continue our present growth and strengthen our position in the market. We are glad to have them with us.”

About Natural Gas Services Group, Inc. (NGS)

NGS is a leading provider of gas compression equipment, technology and services to the energy industry. The Company manufactures, fabricates, rents, sells and maintains natural gas compressors for oil and natural gas production and plant facilities. NGS is headquartered in Midland, Texas, with fabrication facilities located in Tulsa, Oklahoma and Midland, Texas, and service facilities located in major oil and natural gas producing basins in the U.S. Additional information can be found at www.ngsgi.com.

Cautionary Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not relate strictly to historical or current facts, including those relating to expectations regarding the Company's COO hiring and CFO transition, are forward-looking and are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed in such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For Additional Information

Anna Delgado-Investor Relations
(432) 262-2700
ir@ngsgi.com
www.ngsgi.com